                                                                   EXHIBIT 10.27

                                  AMENDMENT TO
                             THE QUANEX CORPORATION
              1996 EMPLOYEE STOCK OPTION AND RESTRICTED STOCK PLAN


         THIS AGREEMENT by Quanex Corporation (the "Company"),

                              W I T N E S S E T H:

         WHEREAS, the Board of Directors of the Company previously adopted the plan agreement known as the "Quanex Corporation 1996 Employee Stock Option and Restricted Stock Plan" (the "Plan"); and

         WHEREAS, the Board of Directors of the Company retained the right in
Section 12 of the Plan to amend the Plan from time to time; and

         WHEREAS, the Board of Directors of the Company has approved the following amendment to the Plan;

         NOW, THEREFORE, effective January 1, 2000, the Board of Directors of the Company agrees that Paragraph H. of Section 7 of the Plan is hereby amended, effective with respect to all Options issued in the future under this Plan, as follows:

         H. TERMINATION OF EMPLOYMENT OR DEATH OF OPTIONEE. Except as may be otherwise expressly provided herein with respect to an Option that is a Non-Incentive Stock Option, all Options shall terminate on the earlier of the date of the expiration of the Option or one day less than three months after the date of severance, upon severance of the employment relationship between the Company and the optionee, whether with or without cause, for any reason other than the death, Disability or, in the case of Non-Incentive Stock Options only, Retirement of the optionee, during which period the optionee shall be entitled to exercise the Option in respect of the number of shares that the optionee would have been entitled to purchase had the optionee exercised the Option on the date of such severance of employment. Whether authorized leave of absence, or absence on military or government service, shall constitute severance of the employment relationship between the Company and the optionee shall be determined by the Committee at the time thereof. In the event of severance because of the Disability of the holder of any Incentive Stock Option while in the employ of the Company and before the date of expiration of such Incentive Stock Option, such Incentive Stock Option shall terminate on the earlier of such date of expiration or one year following the date of such severance because of Disability, during which period the optionee shall be entitled to exercise the Incentive Stock Option in respect to the number of shares that the optionee would have been entitled to purchase had the optionee exercised the Incentive Stock Option on the date of such severance because of Disability. In the event of the death of the holder of any Incentive Stock Option while in the employ of the Company and before the date of expiration of such Incentive Stock Option, such Incentive Stock Option shall terminate on the earlier of such date of expiration or one year following the date of death. After the death of the optionee, his executors, administrators or any person or persons to whom his Incentive Stock Option may be transferred by will or by the laws of descent and distribution, shall have the right, at any time prior to the termination of an Incentive Stock Option to exercise the Incentive Stock Option, in respect to the number of shares that the optionee would have been entitled to exercise if he had exercised the Incentive Stock Option on the date of his death while in employment. For purposes of Incentive Stock Options issued under this Plan, an employment relationship between the Company and the optionee shall be deemed to exist during any period in which the optionee is employed by the Company, a corporation issuing or assuming an option in a transaction to which Section 424(a) of the Code applies, or a parent or subsidiary corporation of such corporation issuing or assuming an option. For this purpose, the phrase "corporation issuing or assuming an option" shall be substituted for the word "Company" in the definitions of parent and subsidiary corporations in Section 5 and the parent-subsidiary relationship shall be determined at the time of the corporate action described in Section 424(a) of the Code.

                  In the event of the death, Disability or Retirement of a holder of a Non-Incentive Stock Option, before the date of expiration of such Non-Incentive Stock Option, such Non-Incentive Stock Option shall continue fully in effect, including provisions providing for subsequent vesting of such Option, for a period of not more than three years commencing on the date of the optionee's death, Disability or Retirement and shall terminate on the earlier of the date of the expiration of such three-year period or the date of expiration of the Non-Incentive Stock Option. After the death of the optionee, his executors, administrators or any person or persons to whom his Non-Incentive Stock Option may be transferred by will or by the laws of descent and distribution, shall have the right, at any time prior to the termination of the Non-Incentive Stock Option to exercise the Non-Incentive Stock Option, in respect to the number of shares that the optionee would have been entitled to exercise if he were still alive. Notwithstanding the foregoing provisions of this Section, in the case of a Non-Incentive Stock Option the Committee may provide for a different option termination date in the Option Agreement with respect to such Option.

Dated: December 9, 1999.


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